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                                                                  Exhibit (k)(1)

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                             November 3, 2014
AIG Life and Retirement
1999 Avenue of the Stars     U.S. Securities and Exchange Commission
Los Angeles, CA 90067        Division of Investment Management
www.aig.com                  100 F. Street, NE
                             Washington, DC  20549
Manda Ghaferi
Vice President and           Dear Madam/Sir:
Deputy General Counsel
T + 1 310 772 6545           Referring to this Registration Statement on behalf of Separate Account VL-R
F + 1 310 772-6569           ("Separate Account") and the Registration Statement on Form N-6 filed November 3,
mghaferi@sunamerica.com      2014 (the "Registration Statements") on behalf of the Separate Account and having examined and being familiar with the Articles of Incorporation and By-Laws of
                             American General Life Insurance Company ("AGL"), the applicable resolutions relating to the Separate Account and other pertinent records and documents, I am of the opinion that:

                                  1)   AGL is a duly organized and existing stock life insurance company under the laws of the State of Texas;

                                  2)   The Separate Account is a duly organized and existing separate account of
                                       AGL;

                                  3)   Assets allocated to the Separate Account are owned by AGL and AGL is not a trustee with respect thereto. The insurance policies provide that the portion of the assets of the Separate Account equal to the reserves and other insurance policy liabilities with respect to the Separate Account will not be chargeable with the liabilities arising out of any other business AGL may conduct. AGL reserves the right to transfer assets of the
                                       Separate Account in excess of such reserves and other liabilities to the general account of AGL.

                                  4)   The insurance policies being registered by the Registration Statement will, upon sale thereof, be duly authorized and constitute validly issued and binding obligations of AGL in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                             I am admitted to the bar in the State of California, and I do not express any opinion as to the laws of any other jurisprudence. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration
                             Statement.

                             Very truly yours,

                             MANDA GHAFERI

                             Manda Ghaferi

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